UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 16, 2012.
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FROZEN FOOD GIFT GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	5961	27-1668227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7514 Girard Avenue, Suite 1705, La Jolla, CA 92037
888-530-3738

With Copies to:
Donald G. Davis, Esq.
Davis & Associates
PO Box 12009
Marina Del Rey, CA 90295
(310) 823-8300

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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Jonathan F. Irwin, Chief Executive Officer
7514 Girard Avenue, Suite 1705, La Jolla, CA 92037
888-530-3738
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Execution of Material Contract

On February 16, 2012, the Company privately issued a total of 9,118,108 restricted shares of its Common Stock to Tangiers Partners, LP, in exchange for the sum of $50,000, paid in Cash.  These shares represent 7 ½% of the Company’s outstanding capital stock, calculated after issuance.

As a part of this transaction, the Company agreed to provide anti dilution protection to Tangiers over a five year term, whereby if and when the Company issues additional shares over the five year term, it will concurrently issued additional restricted shares of Common Stock to Tangiers, such that the initial shares purchased and all additional shares issued to Tangiers over the five year term will in the aggregate continue to equal 7 ½% of the Company’s outstanding Common Stock.  Tangiers is not required to make further payment of consideration in connection with any issuances of such additional shares.

ITEM 3.02 Private issuance of  Common Shares

The information contained in Item 1.01 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FROZEN FOOD GIFT GROUP, INC.

Date: February 16, 2012	By:	/s/ JONATHAN F. IRWIN
Jonathan F. Irwin
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer